As filed with the Securities and Exchange Commission on March 22, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

U.S. WELL SERVICES, INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	81-1847117
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark D. Wolf

Vice President, General Counsel and Corporate Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

Telephone: (832) 562-3730

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Copies to:

Hillary H. Holmes

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, Texas 77002

Telephone: (346) 718-6600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Class A common stock, par value $0.0001 per share
Preferred stock, par value $0.0001 per share
Total	$400,000,000(3)(4)	$48,480

(1)

The amount of securities to be registered for each class of securities, the proposed maximum aggregate offering price per unit for each class of securities and the proposed maximum aggregate offering price for each class of securities to be registered is not specified pursuant to General Instruction II.D. of Form S-3.

(2)	Calculated pursuant to Rule 457(o).
(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). In no event will the aggregate initial offering price of all securities offered from time to time pursuant to this Registration Statement exceed $400,000,000.

(4)

There are being registered hereunder a presently indeterminate number of Class A common stock and preferred stock. This registration statement also includes an indeterminate number of securities as may be issued in exchange for, or upon conversion or exercise of, as the case may be, the securities registered hereunder (including any securities issuable upon a share split, share dividend, recapitalization or similar event pursuant to Rule 416 under the Securities Act).

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 22, 2019

PROSPECTUS

$400,000,000

U.S. Well Services, Inc.

Class A Common Stock

Preferred Stock

We may offer from time to time, in one or more offerings, Class A common stock and preferred stock. We may also offer Class A common stock upon conversion of preferred stock.

This prospectus describes the general terms of these securities and the general manner in which we will offer them. We will provide the specific terms and prices of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which we will offer these securities and may also supplement, update or amend information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

We may sell these securities on a continuous or delayed basis directly, through agents, dealers or underwriters as designated from time to time, or through a combination of these methods. The names of any underwriters, dealers or agents involved in the sale of any securities and any applicable commissions or discounts will be set forth in the prospectus supplement covering the sale of those securities. Our net proceeds from the sale of securities also will be set forth in the applicable prospectus supplement. The aggregate initial offering price of all securities sold by us under this prospectus will not exceed $400,000,000.

Our Class A common stock and our outstanding warrants are listed on the Nasdaq Capital Market (“Nasdaq”) and trade under the symbols “USWS” and “USWSW,” respectively. On March 21, 2019, the closing price of our Class A common stock and outstanding warrants were $8.28 and $1.0653, respectively.

Investing in these securities involves risks. Please read carefully “Risk Factors” beginning on page 3 of this prospectus for a discussion of the risks you should consider before investing.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2019

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell up to $400,000,000 of the securities described in this prospectus in one or more offerings. Each time we offer securities, we will provide you with this prospectus and a prospectus supplement that will describe, among other things, the specific terms, amounts and prices of the securities being offered and the terms of the offering. Any dealers or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (referred to as the Securities Act in this prospectus). The prospectus supplement may also add to, update or change the information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any applicable prospectus supplement, you should rely on the information in the applicable prospectus supplement. Please carefully read this prospectus, any applicable prospectus supplement and any free-writing prospectus together with the information contained in the documents we refer to under the heading “Where You Can Find More Information.”

We have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless the context requires otherwise, references in this prospectus to “U.S. Well Services,” “the “Company,” “we,” “us,” “our” and similar terms refer to U.S. Well Services, Inc. and its consolidated subsidiaries and references to “USWS Holdings” refer to USWS Holdings LLC, a subsidiary of U.S. Well Services, Inc.

ii

ABOUT U.S. WELL SERVICES, INC.

We are a growth-oriented and technology-focused oilfield service company focused exclusively on hydraulic fracturing for oil and natural gas exploration and production companies in the United States. We are one of the first companies to develop and commercially deploy electric powered hydraulic fracturing technology, which we believe is an industry changing technology. Currently, we provide our services in the Appalachian Basin, the Eagle Ford, and the Permian Basin. We have demonstrated the capability to expeditiously deploy our fleets to new oil and gas basins when requested by customers. Our senior management team has extensive industry experience providing pressure pumping services to exploration and production companies across North America.

We were originally formed in March 2016 as a special purpose acquisition company under the name Matlin & Partners Acquisition Corporation for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, or similar business combination involving one or more businesses. On November 9, 2018, we completed an initial business combination with USWS Holdings (the “Business Combination”). As part of the Business Combination, we changed our name from Matlin & Partners Acquisition Corporation to U.S. Well Services, Inc. Following the completion of the Business Combination, substantially all of our assets and operations are held and conducted by USWS Holdings and its subsidiaries, including U.S. Well Services, LLC, and our only assets are equity interests in USWS Holdings. We own a majority of the economic and voting interests of USWS Holdings and are the sole manager of USWS Holdings.

Additional Information

Our principal executive office is located at 1360 Post Oak Boulevard, Suite 1800, Houston, Texas 77056 and our telephone number is (832) 562-3730.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

We make forward-looking statements in this prospectus and the documents incorporated by reference herein within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements relate to expectations for future financial performance, business strategies or expectations for our business. These statements may be preceded by, followed by or include the words “may,” “might,” “will,” “will likely result,” “should,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “continue,” “target” or similar expressions.

These forward-looking statements are based on information available to us as of the date they were made, and involve a number of risks and uncertainties which may cause them to turn out to be wrong. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws. As a result of a number of known and unknown risks and uncertainties, our actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Some factors that could cause actual results to differ include:

•

the ability to recognize the anticipated benefits of the Business Combination, which may be affected by, among other things, competition and the ability of the combined business to grow and manage growth profitably;

•	changes in applicable laws or regulations;

•	fluctuations in the U.S. and/or global debt or equity markets;

•	the possibility that we may be adversely affected by other economic, business, and/or competitive factors; and

•

other risks and uncertainties set forth in this prospectus or in any applicable prospectus supplement, as well as those risk factors set out under the heading “Risk Factors” and in Part I, Item 1A “Risk Factors” in our most recent Annual Report on Form 10-K and in our other filings with the SEC.

RISK FACTORS

Investing in our securities involves risks. Before you make a decision to buy our securities, in addition to the risks and uncertainties discussed above under “Cautionary Note Regarding Forward-Looking Statements,” you should carefully consider the specific risks set forth under the caption “Risk Factors” in any applicable prospectus supplement, as well as in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than information furnished rather than filed), which are incorporated herein by reference. If any of these risks actually occur, it may materially harm our business, financial condition, liquidity and results of operations. As a result, the market price of our securities could decline, and you could lose all or part of your investment. Additionally, the risks and uncertainties described in this prospectus, any prospectus supplement or in any document incorporated by reference herein or therein are not the only risks and uncertainties that we face. Additional risks and uncertainties not presently known to us or that we currently believe to be immaterial may also adversely affect our business.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities under this prospectus for general corporate purposes. These purposes may include:

•	working capital;

•	repayment or refinancing of debt;

•	capital expenditures;

•	acquisitions; and

•	repurchases and redemptions of securities.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK

Authorized and Outstanding Stock

We have authorized 440,000,000 shares of capital stock, consisting of (i) 430,000,000 shares of common stock, including (1) 400,000,000 shares of Class A common stock, (2) 20,000,000 shares of Class B common stock, and (3) 10,000,000 shares of Class F common stock, par value $0.0001 per share (the “Class F common stock”), and (ii) 10,000,000 shares of preferred stock. As of March 21, 2019, we had: (i) 43 holders of record of Class A common stock and 50,667,132 shares of Class A common stock outstanding; (ii) 20 holders of record of Class B common stock and 13,397,332 shares of Class B common stock outstanding; (iii) no shares of Class F common stock outstanding; and (iv) no shares of preferred stock outstanding. All of the shares of our Class F common stock that were not forfeited in connection with the Business Combination were converted into shares of Class A common stock on a one-for-one basis at the closing of the Business Combination.

Class A Common Stock

Holders of the Class A common stock are entitled to one vote for each share held on all matters to be voted on by the Company’s stockholders. Holders of the Class A common stock and holders of the Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders, except as required by law. Unless specified in our Second Amended and Restated Charter (including any certificate of designation of preferred stock) or the bylaws of the Company, or as required by applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) or applicable stock exchange rules, the affirmative vote of a majority of the Company’s shares of common stock that are voted is required to approve any such matter voted on by the Company’s stockholders. In the case of an election of directors, where a quorum is present, a plurality of the votes cast will be sufficient to elect each director.

In the event of a liquidation, dissolution or winding up of the Company, the holders of the Class A common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision is made for each class of stock, if any, having preference over the Class A common stock. The Company’s stockholders have no preemptive or other subscription rights. There are no sinking fund provisions applicable to the Class A common stock.

Holders of Class A common stock are entitled to receive dividends from the Company when, as and if declared by the Board of Directors (“Board”).

Class B Common Stock

In connection with the Business Combination, and pursuant to the Merger and Contribution Agreement, dated as of July 13, 2018, and amended on August 9, 2018, and further amended on November 2, 2018 (as amended, the “Merger and Contribution Agreement”), with MPAC Merger Sub LLC, a Delaware limited liability company and wholly owned subsidiary of the Company (“Merger Sub”), USWS Holdings, certain owners of equity interests in USWS Holdings (the “Blocker Companies”) and, solely for purposes described therein, the seller representative named therein, the Company issued 14,546,755 shares of Class B common stock to certain owners of equity interests in USWS Holdings other than the Blocker Companies (the “Non-Blocker USWS Members”). Non-Blocker USWS Members were issued units of USWS Holdings and an equal number of shares of Class B common stock. The Non-Blocker USWS Members collectively own all of our outstanding shares of Class B common stock. We expect to maintain a one-to-one ratio between the number of outstanding shares of Class B common stock and the number of units of USWS held by persons other than the Company, so holders of units of USWS (other than the Company) will have a voting interest in the Company that is proportionate to their economic interest in USWS Holdings.

Class B common stock represent a non-economic interest in the Company. The Second Amended and Restated Charter provides that the number of authorized shares of Class B common stock is 20,000,000.

Shares of Class B common stock (i) may be issued only in connection with the issuance by USWS Holdings of a corresponding number of units of USWS and only to the person or entity to whom such units of USWS are issued and (ii) may be registered only in the name of (1) a person or entity to whom shares of Class B common stock are issued as described above, (2) its successors and assigns, (3) their respective permitted transferees or (4) any subsequent successors, assigns and permitted transferees. A holder of shares of Class B common stock may transfer shares of Class B common stock to any transferee (other than the Company) only if, and only to the extent permitted by the Amended and Restated Limited Liability Company Agreement of USWS Holdings (the “A&R USWS Holdings LLC Agreement”), such holder also simultaneously transfers an equal number of such holder’s units of USWS to the same transferee in compliance with the A&R USWS Holdings LLC Agreement. Shares of Class B common stock (together with the same number of units of USWS) may be exchanged for shares of Class A common stock as provided in the A&R USWS Holdings LLC agreement.

Holders of shares of our Class B common stock will vote together as a single class with holders of shares of our Class A common stock on all matters properly submitted to a vote of the stockholders. In addition, holders of shares of Class B common stock, voting as a separate class, will be entitled to approve any amendment, alteration or repeal of any provision of our Second Amended and Restated Charter that would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Class B common stock.

Holders of Class B common stock will not be entitled to any dividends from the Company and will not be entitled to receive any of our assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of our affairs. There are no sinking fund provisions applicable to the Class B common stock. No shares of Class B common stock are being issued or registered in this offering.

Preferred Stock

Our Second Amended and Restated Charter authorizes 10,000,000 shares of preferred stock and provides that shares of preferred stock may be issued from time to time in one or more series. Our Board is authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our Board is able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our Board to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof.

We will fix the designations, voting powers, preferences and rights of the preferred stock of each series we issue under this prospectus, as well as the qualifications, limitations or restrictions thereof, in the certificate of designation relating to that series. We will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the amendment or any certificate of designation that contains the terms of the series of preferred stock we are offering. We will describe in the applicable prospectus supplement the terms of the series of preferred stock being offered.

Dividends

We have not paid any cash dividends on our Class A common stock to date and do not anticipate declaring any dividends in the foreseeable future. The payment of cash dividends is dependent upon our revenues and earnings, capital requirements and general financial condition, and is within the discretion of the Board. Holders of Class B common stock will not be entitled to any dividends from the Company.

Election of Directors

Our Board is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, which means that the holders of more than 50% of the shares voted for the election of directors are entitled to elect all of the directors.

Anti-Takeover Effects of Delaware Law and Our Certificate of Incorporation and Bylaws

Certain Anti-Takeover Provisions of Delaware Law

We are subject to the provisions of Section 203 of the DGCL regulating corporate takeovers. This statute prevents certain Delaware corporations, under certain circumstances, from engaging in a “business combination” with:

•	a stockholder who owns 15% or more of our outstanding voting stock (otherwise known as an “interested stockholder”);

•	an affiliate of an interested stockholder; or

•	an associate of an interested stockholder, for three years following the date that the stockholder became an interested stockholder.

A “business combination” includes a merger or sale of more than 10% of our assets. However, the above provisions of Section 203 do not apply if:

•	our Board approves the transaction that made the stockholder an “interested stockholder,” prior to the date of the transaction;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, that stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, other than statutorily excluded shares of common stock; or

•

on or subsequent to the date of the transaction, the business combination is approved by our Board and authorized at a meeting of its stockholders, and not by written consent, by an affirmative vote of at least two-thirds of the outstanding voting stock not owned by the interested stockholder.

Authorized but Unissued Capital Stock

Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of Nasdaq, which would apply so long as the Class A common stock remains listed on Nasdaq, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or then outstanding number of shares of Class A common stock. Authorized shares may be issued for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.

One of the effects of the existence of unissued and unreserved Class A common stock or preferred stock may be to enable our Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of our management and possibly deprive the stockholders of opportunities to sell their shares of Class A common stock at prices higher than prevailing market prices.

Transfer Agent

The transfer agent for our common stock is Continental Stock Transfer & Trust Company, LLC.

Listing

Our Class A common stock is listed on Nasdaq and trade under the symbol “USWS”.

Outstanding Warrants

We issued (i) an aggregate of 32,500,000 warrants to purchase shares of our Class A common stock pursuant to the warrant agreement entered into in connection with our initial public offering and (ii) an aggregate of 15,500,000 warrants to purchase shares of our Class A common stock issued in a private placement that closed simultaneously with the closing of our initial public offering. As of March 21, 2019, there were 37,135,609 outstanding warrants exercisable for 18,567,805 shares of our Class A common stock. Our outstanding warrants are listed on Nasdaq and trade under the symbol “USWSW.”

Each outstanding warrant entitles the registered holder to purchase one-half of one share of our Class A common stock at a price of $5.75 per half share, subject to adjustment. The outstanding warrants will expire five years after the completion of our initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation. We may call the outstanding warrants for redemption:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each Warrant holder; and

•

if, and only if, the last sale price of our Class A common stock equals or exceeds $24.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which we send the notice of redemption to the warrant holders.

If we call the warrants for redemption as described above, we will have the option to require all holder that wish to exercise warrants to do so on a “cashless basis.” If we take advantage of this option, each holder would pay the exercise price by surrendering the warrants for that number of shares of our Class A common stock equal to the quotient obtained by dividing (x) the product of the number of shares of our Class A common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our Class A common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of Class A common stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. If we call the warrants for redemption and we do not take advantage of this option, Matlin & Partners Acquisition Sponsor LLC and its permitted transferees would still be entitled to exercise their warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis. The warrants issued in the private placement that closed simultaneously with the closing of our initial public offering will not be redeemable by us so long as they are held by the initial holders or their permitted transferees. If holders of such private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.

The exercise price, the redemption price and number of shares of Class A common stock issuable on exercise of the outstanding warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or recapitalization, reorganization, merger or consolidation. However, the exercise price and number of Class A common shares issuable on exercise of the warrants will not be adjusted for issuances of Class A common stock at a price below the warrant exercise price.

The outstanding warrants were issued in registered form under a Warrant Agreement between our transfer agent (in such capacity, the “Warrant Agent”), and the Company (the “Warrant Agreement”). The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the Warrant Agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A common stock and any voting rights until they exercise their warrants and receive shares of Class A common stock. After the issuance of shares of Class A common stock upon exercise of the warrants, each holder will be entitled to one vote for each share of Class A common stock held of record on all matters to be voted on by our stockholders.

No outstanding warrants will be exercisable unless at the time of exercise a prospectus relating to Class A common stock issuable upon exercise of the warrants is current and available throughout the 30-day redemption period and the Class A common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants.

Warrants may be exercised only for a whole number of shares of Class A common stock. No fractional shares of Class A common stock will be issued upon exercise of the outstanding warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share of Class A common stock, we will, upon exercise, round up to the nearest whole number the number of shares of Class A common stock to be issued to the warrant holder.

PLAN OF DISTRIBUTION

The securities being offered by this prospectus may be sold by us:

•	through agents;

•	to or through underwriters;

•	through broker-dealers (acting as agent or principal);

•	directly by us to purchasers, through a specific bidding or auction process or otherwise;

•	through at-the-market sales or block trades;

•	through a combination of any such methods of sale; and

•	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including block transactions and transactions on Nasdaq or any other organized market where the securities may be traded. The securities may be sold at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to the prevailing market prices or at negotiated prices. Agents, underwriters or broker-dealers may be paid compensation for offering and selling the securities. That compensation may be in the form of discounts, concessions or commissions to be received from us or from the purchasers of the securities. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act.

Agents may, from time to time, solicit offers to purchase the securities. If required, we will name in the applicable prospectus supplement any agent involved in the offer or sale of the securities and set forth any compensation payable to the agent. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities.

If underwriters are used in a sale, securities will be acquired by the underwriters for their own account and may be resold, from time to time, in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale, or under delayed delivery contracts or other contractual commitments. Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. If an underwriter or underwriters are used in the sale of securities, an underwriting agreement will be executed with the underwriter or underwriters at the time an agreement for the sale is reached. The applicable prospectus supplement will set forth any managing underwriter or underwriters, as well as any other underwriter or underwriters, with respect to a particular underwritten offering of securities, and will set forth the terms of the transactions, including compensation of the underwriters and dealers and the public offering price, if applicable. The prospectus and the applicable prospectus supplement will be used by the underwriters to resell the securities.

If a dealer is used in the sale of the securities, we or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities and we may make sales of securities directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. To the extent required, the prospectus supplement will describe the terms of any such sales, including the terms of any bidding or auction process, if used.

We may enter into agreements with agents, underwriters or dealers which may provide for indemnification by us against specified liabilities, including liabilities incurred under the Securities Act, or to contribution by us to payments they may be required to make in respect of such liabilities. If required, the applicable prospectus supplement will describe the terms and conditions of such indemnification or contribution. Some of the agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for us or our subsidiaries in the ordinary course of business.

Under the securities laws of some states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers.

Any person participating in the distribution of common stock registered under the registration statement that includes this prospectus will be subject to applicable provisions of the Securities Exchange Act of 1934 (the “Exchange Act”), and the applicable SEC rules and regulations, including, among others, Regulation M, which may limit the timing of purchases and sales of our common stock by any such person. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of our common stock to engage in market-making activities with respect to our common stock. These restrictions may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Certain persons participating in an offering may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act that stabilize, maintain or otherwise affect the price of the offered securities. If any such activities will occur, they will be described in the applicable prospectus supplement.

LEGAL MATTERS

The validity of the securities described in this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed on by counsel for the underwriters of such offering, that counsel will be named in the related prospectus supplement.

EXPERTS

The consolidated financial statements of U.S. Well Services, Inc. as of December 31, 2018 and 2017 and for the year ended December 31, 2018 (Successor), for the periods of February 2, 2017 to December 31, 2017 (Successor), January 1, 2017 to February 1, 2017 (Predecessor), and for the year ended December 31, 2016 (Predecessor), have been incorporated herein by reference to the Company’s annual report on Form 10-K for the year ended December 31, 2018, in reliance upon the report of KPMG LLP, an independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in auditing and accounting.

The audit report covering the December 31, 2018 consolidated financial statements refers to a new basis for presentation and the accompanying consolidated financial statements for the Successor periods includes assets acquired and liabilities assumed that were recorded at fair value having carrying amounts not comparable with prior periods as discussed in note 4 to the consolidated financial statements.

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site that contains reports, proxy statements and other information about registrants, like us, that have been filed electronically with the SEC. You can access the SEC’s Internet site at http://www.sec.gov. You can also obtain information about us on our website at http://www.uswellservices.com. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus unless specifically so designated and filed with the SEC.

We have filed a registration statement on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all of the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, please be aware that the reference is only a summary and that you should refer to the exhibits that are part of the registration statement for a copy of the contract or other document. You may review a copy of the registration statement through the SEC’s Internet site.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information from other documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus and the registration statement of which this prospectus is a part the information or documents listed below that we have filed with the SEC (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless we expressly provide to the contrary):

(1)	Annual Report on Form 10-K for the year ended December 31, 2018, filed with the SEC on March 14, 2019 (File No. 001-38025);

(2)	Current Reports on Form 8-K filed with the SEC on January 4, 2019 and March 20, 2019 (File No. 001-38025); and

(3)	The description of our Class A common stock and outstanding warrants contained in our Registration Statement on Form 8-A filed with the SEC on March 7, 2017 (File No. 001-38025).

We also incorporate by reference any future filings (other than information furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such we expressly provide to the contrary) made with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date on which the registration statement that includes this prospectus was initially filed with the SEC (including all such documents we may file with the SEC after the date of the initial registration statement and prior to the effectiveness of the registration statement) and until all offerings under this shelf registration statement are terminated. Information in such future filings updates and supplements the information provided in this prospectus. Any statements in any such future filings will automatically be deemed to modify and supersede any information in any document we previously filed with the SEC that is incorporated or deemed to be incorporated herein by reference to the extent that statements in the later filed document modify or replace such earlier statements.

You can request a copy of these filings, at no cost, by writing or telephoning us at the following address or telephone number:

U.S. Well Services, Inc.

Attn: Secretary

1360 Post Oak Boulevard, Suite 1800

Houston, Texas 77056

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses to be borne by the Registrant in connection with the offerings described in this Registration Statement.

Registration fee	$48,480
FINRA filing fee	*
Printing	*
Accounting fees and expenses	*
Legal fees and expenses	*
Miscellaneous	*

Total	*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be defined at this time.

Item 15. Indemnification of Directors and Officers

U.S. Well Services, Inc.

Our second amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may in the future be amended. In addition, our second amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

We have entered into agreements with our directors and officers to provide contractual indemnification in addition to the indemnification provided in our second amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors and officers. Our bylaws also permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether the DGCL would permit indemnification. We have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Securities Act”) may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 16. Exhibits

The following is a list of all exhibits filed as a part of this registration statement on Form S-3, including those incorporated herein by reference.

Exhibit No.	Document

1.1*	Form of Underwriting Agreement

2.1	Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matline & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein, and solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on July 16, 2018).

2.2	Amendment No. 1, dated as of August 9, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1.1 of the Company’s Quarterly Report on Form 10-Q, filed with the SEC on October 26, 2018).

2.3	Amendment No. 2, dated as of November 2, 2018, to Merger and Contribution Agreement, dated as of July 13, 2018, by and among Matlin & Partners Acquisition Corporation, MPAC Merger Sub LLC, USWS Holdings LLC, certain blocker companies named therein and, solely for purposes described therein, the seller representatives named therein (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 5, 2018).

4.1	Second Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K, filed with the SEC on November 16, 2018).

4.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.4 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

4.3	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 of the Company’s Registration Statement on Form S-1, filed with the SEC on February 15, 2017).

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of KPMG LLP

23.2	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1)

24.1	Powers of Attorney (included on the signature page hereof)

*

U.S. Well Services, Inc. will file as an exhibit to a Current Report on Form 8-K (i) any underwriting, remarketing or agency agreement relating to the securities offered hereby, (ii) the instruments setting forth the terms of any securities, (iii) any additional required opinions of counsel with respect to legality of the securities offered hereby and (iv) any required opinion of counsel as to certain tax matters relating to the securities offered hereby.

Item 17. Undertakings

(a)    The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)    Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

(i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)    The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)    any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 22, 2019.

U.S. WELL SERVICES, INC.

By:	/s/ Joel Broussard
Name:	Joel Broussard
Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes and appoints Joel Broussard and Kyle O’Neill and each of them, with full power of substitution and resubstitution and full power to act without the other, as his true and lawful attorney-in-fact and agent to act in his name, place and stead and to execute in the name and on behalf of each person, individually and in each capacity stated below, and to file any and all amendments to this registration statement, including post-effective amendments, and any registration statement relating to the same offering as this Registration Statement that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as they, he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Broussard Joel Broussard	President, Chief Executive Officer and Director (Principal Executive Officer)	March 22, 2019

/s/ Kyle O’Neill Kyle O’Neill	Chief Financial Officer (Principal Financial Officer)	March 22, 2019

/s/ Chris Wirtz Chris Wirtz	Principal Accounting Officer	March 22, 2019

/s/ James Bold James Bold	Director	March 22, 2019

/s/ Richard Burnett Richard Burnett	Director	March 22, 2019

Signature	Title	Date

/s/ Ryan Carroll Ryan Carroll	Director	March 22, 2019

/s/ Adam Klein Adam Klein	Director	March 22, 2019

/s/ David Matlin David Matlin	Director	March 22, 2019

/s/ David Treadwell David Treadwell	Director	March 22, 2019

/s/ Eddie Watson Eddie Watson	Director	March 22, 2019